SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2003

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-105137	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events.

ABX Air, Inc. on August 25, 2003 announced that it has filed a motion to intervene in a lawsuit between the Airline Pilots Association (ALPA) and DHL Holdings (USA) Inc./DHL Worldwide Express, Inc. ALPA represents the pilot group at Astar Air Cargo, formerly DHL Airways Company. ALPA has requested injunctive relief that includes having the Airborne, Inc.’s freight currently being flown by ABX Air transferred to Astar Air Cargo. Airborne and ABX Air have entered into an aircraft, crew, maintenance and insurance (ACMI) agreement and a hub services agreement pursuant to which ABX Air will transport and sort freight for Airborne.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued by ABX Air on August 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX AIR, INC.

Dated: August 26, 2003	By:	/s/ JOSEPH C. HETE
Joseph C. Hete Chief Executive Officer and President